UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2012

PARAMOUNT GOLD AND SILVER CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51600	20-3690109
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, Nevada
89445
(Address of Principal Executive Offices)

(775) 625-3600
(Registrant’s Telephone Number, Including Area Code)

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Paramount Gold and Silver Corp. (the “Company”) held its annual shareholder meeting on December 4, 2012. Of the 147,546,184 shares outstanding and entitled to vote at the meeting 98,350,963 shares or 66.66% were voted.

At the annual shareholder meeting, the shareholders of the Company were asked to consider and vote on three proposals. The election results for each proposal were as follows:

Proposal #1: Election results for the directors nominated at the meeting are as follows:

	Share Voted
Name of Nominee	For	Withheld	Broker Non-Votes
Christopher Crupi	47,665,162	599,060	50,086,741
Michel Stinglhamber	47,620,729	643,493	50,086,741
John Carden	47,856,249	407,973	50,086,741
Robert Dinning	39,504,654	8,759,568	50,086,741
Christopher Reynolds	47,863,783	400,439	50,086,741
Eliseo Gonzalez-Urien	47,577,338	888,884	50,086,741
Shawn Kennedy	36,230,313	12,033,909	50,086,741

Proposal #2: Election results for the ratifications of the appointment of MNP LLP as our independent registered public accountants for the year ended June 30, 2013 are as follows:

For	Against	Abstain	Broker Non-Votes
97,261,124	831,163	258,676	0

Proposal #3: Election results for the non-binding advisory vote on executive compensation are as follows:

For	Against	Abstain	Broker Non-Votes
45,388,039	2,312,757	563,419	50,086,741

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2012

Paramount Gold and Silver Corp.

By:	/s/Christopher Crupi
Christopher Crupi, CEO